Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 9, 2007, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph regarding the Company changing its method of accounting for the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006) and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Universal Electronics Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Universal Electronics Inc. on Forms S-8 (File No. 33-66426, effective July 23, 1993, File No. 333-09021, effective August 14, 1996; File No. 333-23985, effective March 26, 1997; File No. 333-91101, effective November 17, 1999; File No. 333-95715, January 31, 2000; File No. 333-47378, effective October 5, 2000; File No. 333-103038, effective February 7, 2003, and File No. 333-117782, effective July 30, 2004).
/s/ Grant Thornton LLP
Irvine, California
March 9, 2007